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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference therein of our report dated January 14, 1999 (except Note 12, as to which the date is September 24, 1999) with respect to the financial statements of Cysive, Inc. for the year ended December 31, 1998 included in the prospectus filed with the Securities and Exchange Commission on October 12, 1999 and incorporated by reference in the Registration Statement (Form S-8 No. 333-______) pertaining to the Amended and Restated 1994 Stock Option Plan of Cysive, Inc.

/s/ Ernst & Young LLP

McLean, Virginia
January 17, 2000